EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amended Quarterly Report of Charys Holding Company, Inc., a Delaware corporation (the "Company"), on Form 10-QSB/A for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Billy V. Ray, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  October  15,  2004.

                                        By  /s/Billy V. Ray, Jr.
                                          --------------------------------------
                                            Billy V. Ray, Jr.,
                                            Chief Executive Officer of
                                            Charys Holding Company, Inc.


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